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                                                                  Exhibit 24.2


                            POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter C. Mann and Peter J. Anderson and each of them his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Prestige Brands Holdings, Inc.) to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-1 of Prestige Brands Holdings, Inc. (File No. 117700) and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                           By: /s/ Gary E. Costley
                                               -------------------------------
                                               Gary E. Costley
                                               Director


                                           By: /s/ L. Dick Buell
                                               ------------------------------
                                               L. Dick Buell
                                               Director

Dated: December 16, 2004